EXHIBIT 4.5

CERTIFICATE                                     NUMBER OF
  NUMBER                                        SHARES

--------% PRIDES(SM), CONVERTIBLE PREFERRED STOCK,
LIQUIDATION PREFERENCE $----------------PER SHARE
                                               CUSIP 208464


Incorporated Under the Laws of the State of Indiana
This Certificate is transferable in the City of New York or in Charlotte, North Carolina

                                  CONSECO, INC.


                                                                 See reverse for
                                                             certain definitions

         This certifies that-----------------------------------is the owner of
------------------ fully paid and non-assessable shares of-------------------%
PRIDES, Convertible Preferred Stock, of Conseco, Inc. (the "Corporation"), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

         WITNESS the facsimile signatures of its duly authorized officers.

Dated:-----------------------
                                                 -------------------------
                                                            President


                                                 -------------------------
                                                            Secretary

Countersigned and Registered:

FIRST UNION NATIONAL BANK OF NORTH CAROLINA as Transfer Agent and Registrar

By: -----------------------------------
         Authorized Signature





[SEAL]



(SM) Service mark of Merrill Lynch & Co., Inc.

                                  CONSECO, INC.

         INFORMATION REGARDING THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF STOCK AND SERIES THEREOF (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES) WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO CONSECO, INC., INVESTOR RELATIONS, 11825 N. PENNSYLVANIA ST., CARMEL, INDIANA 46032.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM -        as tenants in common

TEN ENT  -        as tenants by the entireties

JT TEN   -        as joint tenants with right of survivorship
                  and not as tenants in common

UNIF GIFT MIN ACT - . . . . .Custodian. . . . . .
                                    (Cust)                      (Minor)
                                    under Uniform Gifts to Minors
                                    Act . . . . . . . . . . . . .
                                             (State)

         Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,--------------------------------------hereby sell, assign and transfer unto ----------------------------------------------------------
 ---------------------------------------------------------------------(please print or typewrite name and address including postal zip code of assignee)-------------------------------------Shares represented by the within
Certificate, and do hereby irrevocably constitute and appoint----------------- ----------------------------------------Attorney to transfer the said stock on the books of the within-named Corporation with such full power of substitution in the premises.

Dated --------------------


                                                --------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

By